UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WSFS FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WSFS Financial Corporation

WSFS Bank Center

500 Delaware Avenue

Wilmington, Delaware 19801

302-792-6000

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, APRIL 23, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of WSFS Financial Corporation (“WSFS,” “we” or the “Company”), dated March 23, 2020, which was furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, April 23, 2020. This Supplement is being filed with the Securities and Exchange Commission (the “SEC”) and is being made available to stockholders on or about April 10, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 23, 2020

To the Stockholders of WSFS:

At WSFS, we do the right thing. The safety of our Associates, Customers, and communities/stakeholders is our priority.   Due to the public health impact of the novel coronavirus outbreak (COVID-19), NOTICE IS HEREBY GIVEN that the Annual Meeting to be held on Thursday, April 23, 2020 at 4:00 p.m., Eastern Standard Time will be held in a virtual meeting format only at www.virtualshareholdermeeting.com/WSFS2020. In compliance with federal, state and local rules regarding social distancing, we will not hold the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously filed with the SEC and distributed to stockholders (the “Proxy Materials”), you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 2, 2020, the record date, whether you hold your shares of record or in street name. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/WSFS2020, please use the 16-digit control number provided on your proxy card, voting instruction form or notice you previously received. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the Proxy Materials. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. The proxy card and voting instruction form included with the Proxy Materials previously distributed will not be updated to reflect the change to a virtual-only meeting format and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Dominic C. Canuso

Corporate Secretary to the Board of Directors

April 10, 2020

The Annual Meeting on April 23, 2020 at 4:00 p.m. Eastern Standard Time will be available at www.virtualshareholdermeeting.com/WSFS2020. Copies of this Supplement, the Proxy Statement and Annual Report are available on our Investor Relations website at www.wsfsbank.com.